                              AMENDMENT AGREEMENT


        AMENDMENT AGREEMENT dated as of October 10, 1996 (this "Amendment Agreement") to the Credit Agreement dated as of October 11, 1995 (the "Original Credit Agreement") between THE ACHIEVEMENT FUNDS TRUST, a business trust formed under the laws of the Commonwealth of Massachusetts and a registered investment company under the Investment Company Act of 1940, as amended (the "Fund"), on behalf of each of the investment portfolios listed on Schedule 1 thereto (each an "Original Borrower" and collectively the "Original Borrowers"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York State banking corporation (the "Bank").

        The Fund on behalf of the Original Borrowers has requested and the Bank has provided on the terms and conditions set forth in the Original Agreement revolving credit loans to the Fund for the respective benefit of and payable from the respective assets of the Original Borrowers from time to time prior to October 10, 1996 (the "Original Termination Date") in an aggregate principal amount not to exceed $10,000,000 at any time outstanding to all Original Borrowers.

        The Fund on behalf of Municipal Bond Fund, a portfolio of the Fund ("MBF"), and the Original Borrowers (each (including MBF), a "Borrower" and collectively the "Borrowers") has requested the Bank to amend the Original Agreement (as amended, the "Amended Agreement") provide for a new 364-day facility by changing the Original Termination Date to October 9, 1997 (the "New Termination Date") and, in addition, to add MBF as a Borrower under the terms of the Amended Agreement for all purposes. All loans and other amounts outstanding under the Original Agreement will be repaid on the Effective Date, and the Fund on behalf of the Borrowers will reborrow such amounts under the Amended Agreement.

        The Bank is willing to amend the Original Agreement as set forth in this Amendment Agreement upon the terms and conditions set forth herein.

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        Section 1. Defined Terms. Except as otherwise defined herein, terms defined in the Original Credit Agreement and used herein shall have the meanings given to them in the Original Credit Agreement (except the term "Borrowers" shall include MBF).

        Section 2. Amendments. From and after the Effective Date, but retroactive to October 10, 1996:

             (a) The term "Termination Date" shall be amended and extended so as to mean October 9, 1997.

        (b) Section 3.2(a) shall be amended and restated in its entirety to read as follows: " the fact that the Effective Date (as defined in the Amendment Agreement dated as of October 10, 1996 to this Agreement) shall have occurred on or prior to February 1, 1997;".

        (c) Schedule 1 to the Original Agreement shall be amended and restated in its entirety to read as set forth on Exhibit A hereto.

        (d) Exhibits A, B and C to the Original Agreement shall be amended and restated in their entirety to read as set forth on Exhibits B, C and D hereto, respectively.

Section 3. EFFECTIVE DATE. This Amendment Agreement shall become effective on the date (the "Effective Date") all of the following conditions have been satisfied:

        (a) The Bank shall have received a counterpart of this Amendment and Extension Agreement executed by the Fund on behalf of the Borrowers.

        (b) The Bank shall have received the Note executed by the Fund on behalf of the Borrowers (as amended by this Amendment Agreement).

        (c) All accrued fees and expenses payable under the Original Credit Agreement to the Effective Date shall have been paid.

        (d) The Bank shall have received the signed opinion, addressed to it and dated the Effective Date, of Ballard Spahr Andrews & Ingersoll, counsel for the Fund and the Borrowers substantially to the matters set forth in the opinion delivered pursuant to Section 3.1(b) of the Original Agreement.

        (e) All amounts due under the Note (as defined in the Original Agreement) shall have been repaid in full (including through borrowings under the Amended Agreement).

        (f) The Bank shall have received all other documents as it may reasonably request relating to the existence of the Fund and the Borrowers, the trust authority for and the validity of this Amendment Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Bank.

        The Bank shall promptly notify the Fund of the Effective Date, and such notice shall be conclusive and binding on the parties hereto.

        Section 4.       General

        (a) REPRESENTATION AND WARRANTIES. To induce the Bank to enter into this Amendment Agreement, the Fund as to itself, and each Borrower as to itself and as to the Fund, represents and warrants that the representations and warranties set forth in Section 5 of the Original Credit Agreement are true on and as of the date hereof, PROVIDED that any reference therein to the Original Credit Agreement shall be deemed a reference to the Original Credit Agreement as amended by this Amendment Agreement.

        (b) PAYMENT OF EXPENSES. Without limiting any amount payable by any Borrower under Section 8.3 of the Original Credit Agreement or Section 8.3 of the Amended Agreement, each Borrower shall pay or reimburse the Bank its Pro Rata Portion of all out-of-pocket expenses and internal charges of the Bank (including fees and disbursements of counsel and time charges of attorneys who may be employees of the Bank) in connection with the preparation and administration of this Amendment Agreement and the Original Credit Agreement.

        (c) NO OTHER AMENDMENTS; CONFIRMATION. Except as expressly amended, modified and supplemented hereby, the provisions of the Original Credit Agreement are and shall remain in full force and effect.

        (d) GOVERNING LAW; COUNTERPARTS. (a) This Amendment Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

        (e) COUNTERPARTS. This Amendment Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective authorized officers on this 31 day of December, 1996 as of the day and year first above written.


                                         THE ACHIEVEMENT FUNDS TRUST
                                         FUND on behalf of the
                                         Portfolios listed below


                                         By:/s/ Kathryn L. Stanton
                                            -----------------------
                                            Kathryn L. Stanton, Vice President

                                              Portfolios:
                                                   Equity Fund
                                                   Balanced Fund
                                                   Intermediate Bond Fund
                                                   Short Term Bond Fund
                                                   Short Term Municipal Bond
                                                        Fund
                                                   Idaho Municipal Bond Fund
                                                   Municipal Bond Fund

                                              MORGAN GUARANTY TRUST COMPANY
                                                OF NEW YORK


                                              By: /s/Seija K. Hurskainen
                                                  ----------------------
                                                    Seija K. Hurskainen
                                                       Vice President

                                      -5-
                                           EXHIBIT TO AMENDMENT AGREEMENT

                                                            Schedule 1
                                                            ----------

                                   Portfolios
                                   ----------


Equity Fund

Balance Fund

Intermediate Bond Fund

Short Term Bond Fund

Short Term Municipal Bond Fund

Idaho Municipal Bond Fund

Municipal Bond Fund

                                              EXHIBIT B TO AMENDMENT AGREEMENT

                                                                     EXHIBIT A


                                PROMISSORY NOTE

$10,000,000.00                          Due: October 9, 1997
Dated: October 10, 1996                 New York, New York


        FOR VALUE RECEIVED, THE ACHIEVEMENT FUNDS TRUST, a Massachusetts business trust (the "Fund"), on behalf of __________, a sub-trust of the Fund (the "Borrower"), promises to pay to the order of MORGAN GUARANTY TRUST COMPANY OF NEW YORK (the "Bank"), on October 9, 1997, or such earlier date as set forth in the Credit Agreement hereinafter referred to, the principal sum of TEN MILLION AND 00/100 DOLLARS ($10,000,000.00), or if less, the then aggregate unpaid principal amount of Loans (as such term is defined in the Credit Agreement and other capitalized terms used herein and not defined herein having the meaning given to them in the Credit Agreement) as may be borrowed by the Fund for the benefit of and payable from the assets Fund, on behalf of such Borrower, may borrow, repay and reborrow hereunder in accordance with the provisions of the Credit Agreement.

        Anything in this Note to the contrary notwithstanding, the Fund, on behalf of the Borrower, shall be liable hereunder only for Loans borrowed by the Fund on behalf of such Borrower under the Credit Agreement and shall not be liable hereunder for the borrowings of the Fund on behalf of the other
Borrowers specified in the Credit Agreement. The sole source of repayment of the principal of and interest on each Loan hereunder made with respect to the Borrower shall be the revenues and assets of the Borrower.

        The Fund, on behalf of the Borrower, further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

        All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds at the Bank's office at 60 Wall

Street, New York, New York, or at such other place as may be designated by the Bank to the Fund in writing, for the account of the Domestic Lending Office or the Euro-Dollar Lending Office (as set forth in the Credit Agreement).

        This Note is one of the Notes referred to in, and evidences indebtedness incurred under, the Credit Agrement dated as of October 11, 1995 (as amended by the Amendment Agreement dated as of October 10, 1996 and as it may be amended, modified or supplemented from time to time, called the "Credit Agreement") among the Fund on behalf of the Borrower and the other Borrowers specified in the Credit Agreement, the Borrowers and the Bank, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Fund on behalf of the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable. This Note replaces the Note, dated October 11, 1995, issued by the Borrower to the Bank.

        This Note has been executed by the Fund on behalf of the Borrower by an officer of the Fund. The obligations of this Note shall be binding upon the revenues, assets and properties of the Borrower only and shall not be binding upon any trustee, officer or shareholder of the Fund individually.

        The holder of this Note shall be entitled to endorse on a schedule (and to attach to and make a part of this Note a continuation of any such schedule as and when required) to this Note the date, the amount, type, interest rate and the maturity of each Loan to the Fund on behalf of the Borrower made by it and the date and the amount of each payment of principal made by the Fund on behalf of such Borrower with respect thereto, provided that the failure of the holder to make any such recordation shall not affect the obligations of the Borrower under the Credit Agreement or this Note.

        All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

        This Note is made under and governed by the internal laws of the State of New York.

Address:                                 THE ACHIEVEMENT FUNDS
                                           TRUST on behalf of
                                         (insert name of Borrower)

                                         By:______________________
                                         Title:___________________

                                              EXHIBIT C TO AMENDMENT AGREEMENT

                                                                     EXHIBIT B


                           BORROWING BASE CERTIFICATE


        Reference is made to that certain Credit Agreement dated as of October 11, 1995 (as amended by the Amendment Agreement dated as of October 10, 1996 and as it may be further modified, amended or supplemented from time to time, the "Credit Agreement") between THE ACHIEVEMENT FUNDS TRUST, a Massachusetts business trust, on behalf of certain sub-trusts named therein, and Morgan Guaranty Trust Company of New York (the "Bank"). Capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Credit Agreement. Pursuant to the terms of the Credit Agreement, the undersigned, on behalf of the portfolio set forth below (which is one of the Borrowers under the Credit Agreement), hereby certifies to the Bank as follows:

        1. As of ________________, the Borrowing Base of [NAME OF BORROWER] is calculated as follows:

        (a)  Total Net Asset Value:    $___________________

        (b)  5% of Total Net
             Asset Value               $___________________

        (c)  Total Loans outstanding
             excluding the current
             day's requested amount:   $___________________

        (d)  Borrowing Base:
             [(b) minus (c)]           $___________________

        2. As of the date hereof, and after giving effect to the borrowing requested to be made on this date by such Borrower, the asset coverage of such Borrower (as defined in the Investment

Company Act) determined in accordance with said Act as of the Business Day immediately preceding the date hereof is at least 300%.


Date:___________________                 THE ACHIEVEMENT FUNDS
                                           TRUST on behalf of
                                         [insert name of Borrower]


                                         By:______________________
                                            Name:
                                            Title:

                                               EXHIBIT D TO AMENDMENT AGREEMENT

                                                                      EXHIBIT C



                              NOTICE OF BORROWING

        Reference is made to that certain Credit Agreement dated as of October 11, 1995 (as amended by the Amendment Agreement dated as of October 10, 1996 and as it may be further modified, amended or supplemented from time to time, the "Credit Agreement") between THE ACHIEVEMENT FUNDS TRUST, a Massachusetts business trust, on behalf of certain sub-trusts named therein, and Morgan Guaranty Trust Company of New York (the "bank"). Capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Credit Agreement. Pursuant to Section 2.2 of the Credit Agreement, the Bank is hereby notified that on _________, 19__, the Fund on behalf of the Borrower specified in Item 1 below will borrow a Committed Loan of $_________ from the Bank. Such Loan shall be a [Base Rate Loan] [CD Loan] [Euro-Dollar Loan]. The Interest Period for such Loan shall be of ________________ duration. Pursuant to the terms of the Credit Agreement, the undersigned, on behalf of the portfolio specified in Item 1 below (which is a Borrower under the Credit Agreement), hereby represents and certifies to the Banks as follows:

        1.   The Borrower which will use the proceeds of such Loan is _________.

        2. The purpose for which such Loan will be used is to fund shareholder redemptions of the Borrower.

        3. As of the date hereof, and after giving effect to the borrowing requested to be made on this date by such Borrower, the asset coverage (as defined in the Investment Company Act) determined in accordance with the Investment Company Act as of the Business Day immediately preceding the date hereof is at least 300% and the outstanding principal amount of the Loans to such Borrower will not exceed the Borrowing Base.

        4. The undersigned further certifies that (a) the proceeds of such Loan will be utilized solely by the Borrower designated above, (b) no Default of Event of Default has occurred and is continuing as of the date of this Notice of Borrowing, (c) the representations and warranties of such Borrower contained in the Credit Agreement (except, in the case of a Refunding Loan, the representations and warranties set forth in Sections 5.4 (b) and 5.5 of the Credit Agreement) as to any matter which has theretofore been disclosed in writing by the Borrower to the Bank) are true on and as of the date hereof.

Date: ____________________                        THE ACHIEVEMENT FUNDS
                                                    TRUST on behalf of
                                                  [insert name of Borrower]



                                                  By: _____________________
                                                      Name:
                                                      Title: